Exhibit 10.1

FIRST AMENDMENT TO LEASE

This First amendment to lease (“Amendment”) is made this 27th day of August, 2007 (“Effective Date”) by and between Sobrato Interests, a California limited partnership having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 (“Landlord”) and Data Domain Inc., a Delaware corporation having its principal place of business at 2300 Central Expressway, Santa Clara, California (“Tenant”).

WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated July 10, 2007 (the “Lease”) for the building of 100,113 rentable square feet located at 2421 Mission College Boulevard in Santa Clara, California (“Premises”); and

WHEREAS effective the date of this First Amendment, Landlord and Tenant wish to modify the Lease to: (i) extend the Lease Term; (ii) modify the existing Base Monthly Rent Schedule;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as of the Effective Date as follows:

1.	The Lease Term is extended for thirty six (36) months; changing the Lease Expiration Date to October 31, 2017.

2.	The Base Monthly Rent schedule for the Lease Term shall be modified as follows:

11/1/2007 through 04/30/2008	0
05/1/2008 through 05/31/2008	$100,113 per month
06/1/2008 through 10/31/2008	$175,198 per month
11/1/2008 through 10/31/2009	$180,454 per month
11/1/2009 through 10/31/2010	$185,867 per month
11/1/2010 through 10/31/2011	$191,443 per month
11/1/2011 through 10/31/2012	$197,187 per month
11/1/2012 through 10/31/2013	$203,102 per month
11/1/2013 through 10/31/2014	$209,195 per month
11/1/2014 through 10/31/2015	$215,471 per month
11/1/2015 through 10/31/2016	$221,935 per month
11/1/2016 through 10/31/2017	$228,593 per month

3.	All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Amendment.

4.	Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

Landlord		Tenant

Sobrato Interests		Data Domain Inc.
a California limited partnership		a Delaware Corporation

By:	/s/ John M. Sobrato	By:	/s/ Michael P. Scarpelli
Its:	General Partner	Its:	Chief Financial Officer